EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Peoples Financial Services Corp.
Hallstead, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84169) of Peoples Financial Services Corp. of our reports dated February 10, 2006, relating to the consolidated financial statements, and the effectiveness of Peoples Financial Services Corp.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Allentown, Pennsylvania
March 15, 2006